Exhibit 32

CERTIFICATIONPURSUANT TO

18 U.S.C.SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Party City Holdings Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2013, as filed with the Securities and Exchange Commission (the “Report”), we, Gerald C. Rittenberg, Chief Executive Officer and Michael A. Correale, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gerald C. Rittenberg
Gerald C. Rittenberg Chief Executive Officer

/s/ Michael A. Correale
Michael A. Correale Chief Financial Officer

Date: November 14, 2013